SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2012

BENEFICIAL MUTUAL BANCORP, INC.

(Exact Name of Registrant as Specified in Its Charter)

United States	1-33476	56-2480744
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

510 Walnut Street, Philadelphia, Pennsylvania 19106

(Address of principal executive offices) (Zip Code)

(215) 864-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On March 15, 2012, the Board of Trustees of Beneficial Bank (the “Bank”), the wholly owned subsidiary of Beneficial Mutual Bancorp, Inc. (the “Company”), adopted the Beneficial Bank 2012 Management Incentive Plan (the “2012 MIP”). The 2012 MIP is a short-term incentive compensation plan that provides eligible participants with the opportunity to earn cash incentives upon the satisfaction of Bank/Company and individual/division performance goals within a specific performance period. The performance period for the 2012 MIP commenced on January 1, 2012 and ends December 31, 2012, unless terminated sooner by the Board of Trustees of the Bank (the “Plan Year”).

Eligibility to participate in the 2012 MIP is limited to those senior leaders who are in a position to successfully execute the Company’s strategic plan resulting in increased shareholder value and superior employee and customer satisfaction. Gerard P. Cuddy, Thomas D. Cestare, James E. Gould and Denise Kassekert have been selected to participate in the 2012 MIP.

The 2012 MIP provides each plan participant with an incentive award opportunity based on a percentage of the participant’s base salary as of December 31, 2012.

2012 Incentive Award Opportunities
Role	Below Threshold	Threshold	Target	Stretch
President & Chief Executive Officer	0%	20%	40%	60%
Executive Vice President & Chief Financial Officer	0%	13%	25%	38%
Other Named Executive Officers	0%	13%	25%	38%

The 2012 MIP weights the performance measures as follows:

	Bank/Company Performance Measures			Individual/Division Performance
Role	EPS	Tier 1	Efficiency Ratio	Expenses	1-5 goals vary by
President & Chief Executive Officer	50%	10%	10%	10%	20%
Executive Vice President & Chief Financial Officer	50%	10%	10%	10%	20%
Other Named Executive Officers	10%			20%	50%-70%

The Bank/Company performance measures focus on earnings per share (“EPS”), efficiency ratio and Tier 1 Capital Levels which are core measures of the Company’s profitability, expense, discipline and efficiency. The Bank/Company performance measures have a defined range of performance (i.e. threshold, target, and stretch goals), and the achievement of Bank/Company performance measures will be determined at the end of the Plan Year based on the Bank/Company achievement relative to the defined performance goals.

The individual/division performance measures for the 2012 MIP are specific to each participant’s business division within the Bank/Company. These performance measures include, but are not limited to, lending and deposit growth.

The amount of a specific incentive award will vary based on the satisfaction of the performance measures and can range from 0% (if threshold performance is not achieved) to 115% of the target award (if all goals reach stretch level of performance). Incentive awards earned under the 2012 MIP will be paid as a cash bonus before the end of the first quarter following the Plan Year and will be considered taxable income (and subject to tax withholding) for the Plan Year in which they are distributed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

BENEFICIAL MUTUAL BANCORP, INC.

Date: March 20, 2012	By:	/s/ Thomas D. Cestare
Thomas D. Cestare
Executive Vice President and
Chief Financial Officer